Exhibit 99.2

DOMINION RESOURCES COMPLETES PLANNED MARKET EQUITY ISSUANCES FOR 2015

RICHMOND, Va. – May 20, 2015 – Dominion Resources, Inc. (NYSE: D), has announced that, subject to the scheduled close of today’s sale of approximately $200 million of its common stock through a registered underwritten public offering to UBS Securities LLC, it has completed its currently planned market issuances of equity for calendar year 2015. With today’s offering and the previously completed “at the market” issuances of common stock during this year of approximately $300 million, the company has completed $500 million in market issuances of new equity in 2015. The company has no current plans to issue to the market any additional shares of its common stock or other equity-linked securities this year.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of, or any solicitation of an offer to buy, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Dominion is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 24,600 megawatts of generation, 12,200 miles of natural gas transmission, gathering and storage pipeline, and 6,455 miles of electric transmission lines. Dominion operates one of the nation’s largest natural gas storage systems with 928 billion cubic feet of storage capacity and serves utility and retail energy customers in 13 states.

This release contains certain forward-looking statements, which are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations may include factors that are beyond the company’s ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Midstream and retirements of assets based on asset portfolio reviews, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, the timing and execution of Dominion Midstream’s growth strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated. Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

#####

CONTACTS:	Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dom.com Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dom.com